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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-84566, 333-76698, 333-62444 and 333-41782) and in the related Prospectuses and on Form S-8 (Nos. 333-62414, 333-62410, 333-62406, 333-94345, 333-41477 and 333-57879) of EPIX Medical, Inc. of our report dated February 12, 2002, with respect to the financial statements of EPIX Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 2002

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CONSENT OF INDEPENDENT AUDITORS